As filed with the Securities and Exchange Commission on April 17, 2009

Registration No. 33-57790
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HARLEYSVILLE NATIONAL CORPORATION
---------------------------------
(Exact name of Registrant as specified in its charter)
                            Pennsylvania                                                      23-2210237
        ------------                                                        ---------
(State or other jurisdiction of                                                                           (I.R.S. Employer
incorporation or organization                                                                            Identification No.)

483 Main Street
Harleysville, PA  19438
(215) 256-8851

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul D. Geraghty
President and Chief Executive Officer
Harleysville National Corporation
483 Main Street
Harleysville, PA  19438
(215) 256-8851

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
G. Philip Rutledge, Esquire
Nicholas Bybel, Jr., Esquire
BYBEL RUTLEDGE LLP
1017 Mumma Road, Suite 302
Lemoyne, PA  17043
(717) 731-1700

Approximate date of commencement of the proposed sale of the securities to the public: Harleysville National Corporation is hereby amending this registration statement to deregister 538,833 shares of its common stock, $1.00 par value per share.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]
Accelerated filer [X ]
Non-accelerated filer (do not check if a smaller reporting company) [ ]
Smaller reporting company [ ]

DEREGISTRATION  OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 33-57790), solely to deregister 538,833 shares of its common stock, $1.00 par value per share, which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harleysville, Pennsylvania on April 17, 2009.

Harleysville National Corporation

By: /s/ Paul D. Geraghty
                                                                                             Paul D. Geraghty
                                                               President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul D. Geraghty or George S. Rapp, and each of them his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 17, 2009.

Name                                                                Capacity

/s/ Paul D. Geraghty                                           President, Chief Executive Officer and
Paul D. Geraghty                                                and Director (Principal Executive Officer)

/s/ George S. Rapp                                            Chief Financial Officer and Treasurer
George S. Rapp                                                  (Principal Financial and Accounting Officer)

/s/ Walter E. Daller, Jr.                                      Chairman and Director
Walter E. Daller, Jr.

/s/ Lee Ann Bergey                                           Director
LeeAnn Bergey

/s/ Michael L. Browne                                      Director
Michael L. Browne

/s/ John J. Cunningham, III                                Director
John J. Cunningham, III

/s/ Harold A. Herr                                            Director
Harold A. Herr

/s/ Thomas C. Leamer, Ph.D.                            Director
Thomas C. Leamer, Ph.D.

/s/ James E. McErlane                           Director
James E. McErlane

/s/ A. Ross Myers                                 Director
A. Ross Myers

/s/ Stephanie S. Mitchell                        Director
Stephanie S. Mitchell

/s/ Brent L. Peters                     Executive Vice President and Director
Brent L. Peters

/s/ Demetra M. Takes                          Executive Vice President and Director
Demetra M. Takes

/s/ James A. Wimmer                           Director
James A. Wimmer